EXHIBIT 12.1


                     Golden Books Family Entertainment, Inc.
                   Ratio of Earnings to Combined Fixed Charges


                                                                           Predecessor Company
                                                 -----------------------------------------------------------------------------------
                                                                                                  11 Months          Year
                                                                Year Ended                          Ended            Ended
                                                 ----------------------------------------------
                                                    Dec. 25,        Dec. 26,       Dec. 27,        Dec. 28,         Feb. 3,
                                                     1999             1998          1997             1996            1996
                                                 -------------  --------------  --------------  --------------  ---------------
Earnings:                                                           (Dollars in thousands, except ratios)

  Net income (loss) before (benefit)
      provision for income taxes and
      extraordinary item.................        $   33,293     $  (129,265)    $  (49,643)     $  (195,610     $  (55,715)
  Interest expense (contractual interest
      expense of $14,646 for the year
      ended December 25, 1999)..........              3,555          18,404         11,742           10,999         12,859
  Portion of rents representative of an
      interest factor....................             1,967           1,933          1,900            1,567          2,035
  Distributions on Guaranteed Preferred
      Beneficial interests in Golden Books'
      and  Golden  Books  Publishing's
      Convertible  Debentures  (contractual
      distributions of $9,667 for the year
      ended December 25, 1999)...........             1,628          10,282         10,282            3,597             --
                                                 -------------  --------------  --------------  --------------  ---------------
          Total earnings.................        $   40,443     $   (98,646)    $   25,719)     $  (179,447)    $  (40,821)
                                                 =============  ==============  ==============  ==============  ===============

Combined Fixed Charges:
  Interest expense (contractual interest
      expense of $14,646 for the year
      ended December 25, 1999)...........        $    3,555     $    18,404     $   11,742      $    10,999     $   12,859
  Portion of rents representative of an
      interest factor....................             1,967           1,933          1,900            1,567          2,035
  Distributions on Guaranteed Preferred
      Beneficial interests in Golden Books'
      and  Golden  Books  Publishing's
      Convertible  Debentures  (contractual
      distributions of $9,667 for the year
      ended December 25, 1999)...........             1,628          10,282         10,282            3,597             --
  Preferred dividends paid...............             1,252           5,491          7,849            6,136            848
                                                 -------------  --------------  --------------  --------------  ---------------
          Total combined fixed charges...        $    8,402     $    36,110     $   31,773      $    22,299     $   15,742
                                                 =============  ==============  ==============  ==============  ===============





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Ratio of earnings to combined fixed charges
     and preferred stock dividends
     (deficiency in the coverage of combined
     fixed charges and preferred stock
     dividends to earnings before fixed
     charges and preferred stock dividends)
     (a)....................................     $    4.81x     $  (134,756)    $  (57,492)     $  (201,746)    $  (56,563)
                                                 =============  ==============  ==============  ==============  ===============
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---------------------------------

(a) For the purposes of the ratio of earnings to combined fixed charges and preferred stock dividends, earnings were calculated by adding pretax income before extraordinary item, interest expense, the portion of rents representative of an interest factor and distributions on Guaranteed
     Preferred Beneficial interests in Golden Books' and Golden Books
     Publishing's Convertible Debentures. Combined fixed charges and preferred stock dividends consist of interest expense, the portion of rents representative of an interest factor, distributions on Guaranteed Preferred
     Beneficial interests in Golden Books' and Golden Books Publishing's
     Convertible Debentures and preferred stock dividend requirements of Golden
     Books and its subsidiaries. For the periods in which earnings were insufficient to cover combined fixed charges and preferred stock dividends, the dollar amount of the coverage deficiency, instead of the ratio is disclosed.




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